UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California	95110
(Address of principal executive offices)	(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 2, 2021, QuantumScape Battery, Inc. (the “Company”), a wholly-owned subsidiary of QuantumScape Corporation (“Parent”), entered into a Lease Agreement (the “Lease”) with Exeter 1710 Automation, LLC, a Delaware limited liability company (the “Landlord”), for premises consisting of approximately 196,647 rentable square feet of space located at 1710 Automation Way, San Jose, CA 95131 (the “Property”). The obligations of the Company under the Lease are guaranteed by Parent pursuant to a Guaranty executed by Parent on April 2, 2021.

The initial term of the Lease commences on December 1, 2021 and expires September 30, 2032, unless earlier terminated in accordance with the Lease. The Company has options to extend the term of the Lease for two additional five-year periods.

The Company will pay monthly base rent over the term of the Lease of between approximately $400,000 and $530,000 and the Company will receive approximately ten (10) months of abated monthly base rent during the first two (2) years of the Lease term. In addition, the Lease requires the Company to reimburse the Landlord for certain operating expenses related to the Property, including real estate taxes and insurance costs.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 or via an amendment to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Lease were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Lease, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Lease is incorporated herein by reference only to provide investors with information regarding the terms of the Lease, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 8, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Chief Legal Officer and Head of Corporate Development